SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 17, 1998




                            Capital Properties, Inc.
             (Exact name of registrant as specified in its charter)



       Rhode Island                     0-3960                    05-0386287
(State or other jurisdiction         (Commission File          (I.R.S. Employer
       of incorporation)                 Number)             Identification No.)


100 Dexter Road, East Providence, Rhode Island                        02914
-------------------------------------------------                  ------------
(Address of principal executive offices)                            (Zip Code)



                                 (401) 435-7171
              (Registrant's telephone number, including area code)





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Item 5.  Other Events

     In connection with the River Relocation Project, in 1987, the State of Rhode Island condemned a portion of the Company's property. On January 16, 1987, the Company entered into an Agreement with the State of Rhode Island (the "1987 Agreement") relating to the State's obligation with respect to the condemnation. In November 1987, the State paid a condemnation award of $2,600,000. Under the 1987 Agreement, the Company purchased another parcel of land from the State and was required to return to the State a portion of the 1987 condemnation award.

     In April 1988, the Company filed a petition in the Rhode Island Superior Court for an increased condemnation award alleging that the award paid in 1987 was inadequate. In January 1992, the Superior Court awarded the Company an additional condemnation award of $401,000 plus interest from the date of the condemnation. The Company had asserted in the Superior Court that it was entitled to an additional condemnation award in excess of $6,000,000 plus interest, and accordingly, in February 1992, the Company appealed the decision of the Superior Court to the Rhode Island Supreme Court. In January 1994, the Supreme Court overturned the Superior Court decision and returned the matter to the Superior Court for a retrial of the case. The case was retried in 1995.

     In May 1997, the Superior Court entered final judgment awarding condemnation proceeds of $6,101,000 in favor of the Company and interest on the judgment through that date of $4,552,000. The State filed an appeal with the Supreme Court. The matter was argued before the Supreme Court on April 8, 1998. On April 17, 1998, the Supreme Court entered an order affirming the judgment of the Superior Court. Interest is accruing on the judgment. The Court expressly stated that its decision was "without prejudice to any party seeking to enforce any contractual obligations that may be implicated by the enforcement of the Judgment."

     Under the 1987 Agreement, the Company may be required to return to the State a portion of the award. Because the State and the Company may disagree concerning their respective obligations under the 1987 Agreement, the Company and its counsel are currently reviewing the 1987 Agreement to determine the amount, if any, to be included in the Company's 1998 financial statements as a result of the Court's judgment.

     This  Report  contains  forward-looking  statements  within the  meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements represent the Company's expectations or beliefs concerning the matters reported herein. The Company cautions that there are uncertainties associated with the payment of the condemnation award and related interest.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Capital Properties, Inc.
                                                     (Registrant)



Date: May 4, 1998                             By:      /s/ Barbara J. Dreyer
                                                 ---------------------------
                                                      Barbara J. Dreyer,
                                                      Treasurer